                                                                   EXHIBIT 25(a)
                                                     Registration No. __________



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ________________


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ________________


                      THE FIRST NATIONAL BANK OF MARYLAND
              (Exact name of trustee as specified in its charter)

               NOT APPLICABLE                              52-0312840
      (Jurisdiction of incorporation or                 (I.R.S. Employer
  organization if not a U.S. national bank)           Identification No.)

              25 SOUTH CHARLES STREET,
                BALTIMORE, MARYLAND                           21201
      (Address of principal executive offices)              (Zip code)

                                ________________

                               JACOB H. SMITH, IV
                      THE FIRST NATIONAL BANK OF MARYLAND
                            25 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND  21201
                                  410-244-4223
                      (Name, address and telephone number
                             of agent for service)
                                ________________

                         HOUSEHOLD INTERNATIONAL, INC.
              (Exact name of obligor as specified in its charter)

                  DELAWARE                                  36-3121988
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

              2700 SANDERS ROAD
          PROSPECT HEIGHTS, ILLINOIS                           60070
   (Address of principal executive offices)                  (Zip code)


                                ________________


                                NOTES IN SERIES
                      (Title of the indenture securities)

ITEM 1.        GENERAL INFORMATION.

               Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                   Comptroller of the Currency, Washington, D.C. 20219. Federal Reserve Bank of Richmond, Richmond, Virginia 23261. Federal Deposit Insurance Corporation, Washington, D.C. 20429.

       (b)     Whether it is authorized to exercise corporate trust powers.

                   Yes.


ITEM 2.        AFFILIATIONS WITH THE OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                   None.

               (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).


ITEM 16.       LIST OF EXHIBITS.

               List below all exhibits filed as a part of this statement of eligibility.

Exhibit
- -------
1 A copy of the articles of association of the trustee as now in effect is hereby incorporated by reference to Exhibit T1-1 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2, Registration No. 2-98697).

2 A copy of the certificate of authority of the trustee to commence business is hereby incorporated by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2, Registration No. 2-98697).

3 A copy of the authorization of the trustee to exercise corporate trust powers is hereby incorporated by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration No. 33-18373).

4 A copy of the existing by-laws of the trustee is hereby incorporated by reference to Exhibit T1-4 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration
            No. 33-36455).

5           Not applicable.

6           The consent of the trustee required by Section 321(b) of the Act.

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8           Not applicable.

9           Not applicable.

                                   SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The First National Bank of Maryland, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on the 10th day of January, 1995.


                                        THE FIRST NATIONAL BANK OF MARYLAND



                                        By:  /s/ Jacob H. Smith, IV
                                             ----------------------------
                                                 Jacob H. Smith, IV
                                                 Assistant Vice President

                                                                      EXHIBIT 6



                               CONSENT OF TRUSTEE


                 Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issue by Household International, Inc. of its Notes in Series, we hereby consent that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        THE FIRST NATIONAL BANK OF MARYLAND



                                        By:  /s/ Jacob H. Smith, IV
                                             ----------------------------
                                                 Jacob H. Smith, IV
                                                 Assistant Vice President

                                                                     EXHIBIT 7



                              REPORT OF CONDITION

               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF

               The First National Bank of Maryland of Baltimore,
                            in the State of Maryland



at the close of business on September 30, 1994 published in response to call made by Comptroller of the Currency, under Title 12, United States Code,
Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.


                        CONSOLIDATED REPORT OF CONDITION

                                                                                           Dollar Amount
                                                                                           in Thousands
                                                                                           -------------
                                 ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . .              581,674
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   32
Securities:
  Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,083,073
  Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . .            1,020,190
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              253,400
     Securities purchased under agreement to resell   . . . . . . . . . . . . . . .                9,750
Loans and lease financing receivables:
  Loans and leases, net of unearned income  . . . . . . . . . . . . . . . . . . . .            4,227,073
  LESS:  Allowance for loan and lease losses  . . . . . . . . . . . . . . . . . . .              115,320
  LESS:  Allocated transfer risk reserve  . . . . . . . . . . . . . . . . . . . . .                3,800
  Loans and leases, net of unearned income,
     allowance, and reserve   . . . . . . . . . . . . . . . . . . . . . . . . . . .            4,107,953
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . .               65,318
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . .               73,006
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               11,459
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . .               23,626
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                9,769
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              135,391
                                                                                              ----------
           TOTAL ASSETS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $7,374,641
                                                                                              ==========

                                  LIABILITIES

                                                                                           Dollar Amount
                                                                                           in Thousands
                                                                                           -------------
Deposits:
  In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5,320,978
     Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,710,619
     Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3,610,359
  In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . .              586,685
     Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  135
     Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              586,550
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . .              588,614
     Securities sold under agreements to repurchase   . . . . . . . . . . . . . . .               82,179
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . .                6,343
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               17,741
Other borrowed money:
     With original maturity of one year or less   . . . . . . . . . . . . . . . . .               20,000
     With original maturity of more than one year   . . . . . . . . . . . . . . . .              109,727
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . .               23,626
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . .               61,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               93,011
                                                                                              ----------
           TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $6,909,904
                                                                                              ==========

                                 EQUITY CAPITAL

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              18,448
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             126,299
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . .             339,299
Net unrealized holding gains (losses) on available-for-sale securities  . . . . . .             (19,309)
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             464,737
                                                                                             ----------
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . .          $7,374,641
                                                                                             ==========


             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                        Jeremiah E. Casey
                                        Frank P. Bramble
                                        Henry J. Knott, Jr.


             I, James A. Smith, Sr. Vice President of the named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        James A. Smith
                                        October 26, 1994